EXHIBIT 7

August 20, 2003

The State Treasury of The Republic of Poland

Ministry of Finance

Ul. Swietokrzyska 12

Warsaw, Poland

Dear Sirs:

We have acted as special United States counsel to the State Treasury of the Republic of Poland (the “State Treasury”) in connection with the preparation of the Registration Statement under Schedule B filed with the United States Securities and Exchange Commission (the “Commission”) on even date herewith (the “Registration Statement”) and the form of Fiscal Agency Agreement filed as an Exhibit to Registration Statement No. 333-89650 and incorporated by reference to the Registration Statement, (the “Fiscal Agency Agreement”), pursuant to which the Republic of Poland (“Poland”) proposes from time to time to issue and sell its notes and/or bonds as described therein (the “Securities”). Terms used herein and defined in the Registration Statement are used herein as so defined.

We have examined originals or copies of such agreements, documents, certificates and other statements of the State Treasury and such other papers as we have deemed relevant and necessary in order to give up the opinion hereinafter set forth. As to certain facts material to our opinion, we have relied to the extent that we deemed such reliance proper upon statements of representatives of the State Treasury. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, confirmed, facsimile or photostatic copies.

Based upon the foregoing and subject to the assumptions set forth herein, we are of the opinion that, when duly authorized, executed and delivered by or on behalf of the Minister of Finance of Poland, representing the State Treasury, authenticated in accordance with the provisions of a duly executed Fiscal Agency Agreement and delivered to, and paid for by, the relevant underwriters or purchasers thereof in the manner contemplated by the Registration Statement and the relevant Underwriting Agreement, the Securities will be valid and legally binding obligations of Poland under the laws of the State of New York.

This opinion is limited to the laws of the State of New York and does not cover any questions arising under or relating to the laws of Poland or any political subdivision thereof or therein and, to the extent such laws may be relevant to the opinion expressed above we have with your permission but without having made any independent investigation with respect thereto, relied on and assumed the correctness of the opinions of even date herewith of the Director of the Legal Department of the Ministry of Finance of Poland and of White & Case  W. Daniłowicz, W. Jurcewicz i Wspólnicy-Kancelaria Prawna Spółka Komandytowa to you and our opinion, insofar as the laws of Poland or any political subdivision thereof or therein are involved, is subject to any and all exceptions, reservations and limitations set forth therein (including any reservation with respect to the amount of Securities which may be issued).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Taxation - United States Federal Income Taxation”, “Validity of the Securities” and “Legal Matters” in the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/    WHITE & CASE

FFB:es

August 20, 2003

The State Treasury of The Republic of Poland

Ministry of Finance

Ul. Swietokrzyska 12

Warsaw, Poland

Dear Sirs,

We have acted as Polish counsel to the State Treasury of the Republic of Poland (the “State Treasury”) in connection with the preparation of the Registration Statement under Schedule B filed with the United States Securities and Exchange Commission on even date herewith (the “Registration Statement”) and the form of Fiscal Agency Agreement filed as an Exhibit to Registration Statement No. 333-89650 and incorporated by reference to the Registration Statement, (the “Fiscal Agency Agreement”), pursuant to which the State Treasury proposed from time to time to issue and sell its notes and bonds as described therein (the “Securities”). Terms used herein and defined in the Registration Statement are used herein as so defined.

In order to give the opinion hereinafter set forth, we have examined the following:

a)	Public Finance Law of November 26, 1998 (as amended);

b)	the Budget Act for 2003;

c)	the Order of the Minister of Finance of September 7, 1999 on the conditions of issuing treasury bonds to be offered on foreign markets; and

d)	the Order of the Minister of Finance of March 7, 2002 concerning the exemption to collect income tax on certain categories of income of non-residents that are natural or legal persons;

and such other laws as was deemed necessary for such purpose.

As to certain facts material to our opinion, we have relied to the extent that we deemed such reliance proper upon statements of representatives of the State Treasury. In rendering such opinion, we have assumed that any Securities issued by State Treasury under the Registration Statement, when aggregated with any other debt securities issued by the State Treasury, will not exceed the limits for the incurrence of external indebtedness in the form of bonds and securities issued by the State Treasury pursuant to the provisions of the Budget Act for 2003.

Based upon the foregoing and subject to the assumptions set forth herein, we are of the opinion that, upon the execution by the Minister of Finance of the letter of issue, with respect to particular Securities, when duly authorized, executed and delivered by the State Treasury, represented by the Minister of Finance, authenticated in accordance with the provisions of a duly executed Fiscal Agency Agreement and delivered to, and paid for by, the relevant underwriters or purchasers thereof in the manner contemplated by the Registration Statement and the relevant Underwriting Agreement, the Securities will be valid and legally binding obligations of the State Treasury under the laws of Poland.

This opinion is limited to the laws of the Republic of Poland and does not cover any questions arising under or relating to the laws of United States or the laws of the State of New York, any political subdivision thereof or any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/    WITOLD DANILOWICZ

Managing Partner

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